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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 January 9, 2001
                          -----------------------------
                        (Date of earliest event reported)

                           Commission File No. 1-10004

                         TIS MORTGAGE INVESTMENT COMPANY
                          -----------------------------
             (Exact name of Registrant as specified in its Charter)

              1-10004                                 94-3067889
           ------------                              ------------
     (Commission File Number)             (IRS Employer Identification No.)


             655 Montgomery Street, San Francisco, California 94111
                          -----------------------------
                    (Address of principal executive offices)


                                 (415) 393-8000
                          -----------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                          -----------------------------
          (Former name or former address, if changes since last report

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Item 4. Changes in Registrants Certifying Accountant.


(a) On January 16, 2001, as recommended by the audit committee and approved by the Board of Directors, TIS Mortgage Investment Company engaged the accounting firm of Burr, Pilger & Mayer as independent accountants for the Registrant for the year of 2000 and 2001. The client-auditor relationship between TIS Mortgage Investment Company and Arthur Andersen LLP was terminated on January 9, 2001 as a result of Arthur Andersen LLP's resignation.

(b) During the two most recent fiscal years ended December 31, 1999 and for the subsequent interim periods through January 9, 2001, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. Note that the registrant has not filed financial statements for the interim periods during 2000.

(c) Arthur Andersen LLP's report on the financial statements for the year ended December 31, 1999 was qualified for the uncertainty regarding substantial doubt about the registrant's ability to continue as a going concern. Arthur Andersen LLP's report on the financial statements for the year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The registrant has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Arthur Andersen LLP's letter to the SEC, Dated January 24, 2001, is filed as Exhibit 16 to the Form 8-K.

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TIS MORTGAGE INVESTMENT COMPANY


                                         By:  /s/ John E. Castello

                                              John E. Castello
                                              Executive Vice President and
                                              Chief Financial Officer


Date:  January 24, 2001